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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        November 20, 2003

                              BRE Properties, Inc.
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             (Exact name of registrant as specified in its charter)

         Maryland                       1-14306                  94-1722214
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(State or other jurisdiction       (Commission File            (IRS Employer
     of incorporation)                  Number)              Identification No.)

44 Montgomery Street, 36th floor, San Francisco, California      94104-4809
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code      (415) 445-6530

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          (Former name or former address if changed since last report)

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Item. 5

                     BRE PROPERTIES DECLARES FOURTH QUARTER
                      DIVIDEND OF $0.4875 PER COMMON SHARE
              --Series A and B Preferred Dividends Also Declared--

                  SAN FRANCISCO (November 20, 2003) - BRE PROPERTIES, INC. (NYSE:BRE) today announced that its board of directors approved regular common and preferred stock dividends for the quarter ending December 31, 2003.

                  The common dividend of $0.4875 per share will be payable on December 30, 2003 to shareholders of record as of December 12, 2003. The quarterly dividend payment is equivalent to $1.95 per share on an annualized basis, and an approximate 5.9% annualized yield, based on the closing share price of $33.00 on November 19, 2003. BRE has paid uninterrupted quarterly dividends to shareholders since the company's founding in 1970.

                  Dividends on BRE's 8.5% Series A and 8.08% Series B Cumulative Redeemable Preferred Stock will be payable on December 31,
                  2003 to shareholders of record as of December 15, 2003. The Series A dividend is $0.53125 per share; the Series B dividend is $0.505 per share.

                  About BRE Properties

                  BRE Properties--a real estate investment trust--develops, acquires and manages apartment communities convenient to its Residents' work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 78 apartment communities totaling 22,657 units in
                  California, Arizona, Washington, Utah and Colorado. The company currently has six other properties in various stages of development and construction, totaling 1,120 units, and joint venture interests in two additional apartment communities, totaling 488 units.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    (Registrant)

Date: November 20, 2003                             By: /s/ Edward F. Lange, Jr.
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                                                        Edward F. Lange, Jr.


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